UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 2, 2010 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2010, Digitaltown, Inc. (the “Company”) entered into a Drawdown Equity Financing Agreement (the “DEFA”) and Registration Rights Agreement (“RRA”) with Auctus Private Equity Fund, LLC (“Auctus”) providing for, among other things, the purchase and sale of the Company’s common stock as provided therein.

In connection with the DEFA, the Company has agreed to issue and sell to Auctus, and Auctus has committed to purchase from the Company, up to $10,000,000 worth of the Company’s common stock (“Shares”), par value $0.0001 per share over the course of a thirty-six (36) month period commencing the effective date of the Registration Statement (as defined below).

The amount that the Company shall be entitled to request from each advance (Advance”) shall be equal to, at the Company’s election, either (i) $150,000 or (ii) 200% of the average daily volume of the common stock based on the twenty (20) days preceding the Drawdown Notice Date (as defined in the DEFA), whichever amount is larger.  The purchase price of the common stock shall be set at ninety-four (94%) of the lowest closing bid price of the common stock during the pricing period.  The pricing period shall be the five (5) consecutive trading days immediately after the Drawdown Notice Date.

Auctus shall immediately cease selling any Shares within a Drawdown Notice if the price falls below the Floor Price (as defined in the DEFA).  Notwithstanding, the Company, in its sole and absolute discretion, may waive its right with respect to the Floor Price and allow Auctus to sell any shares below the Floor Price.  In the event that the Company does not waitve its right with respect to the Floor Price, Auctus shall immediately cease selling any shares within the Drawdown Notice if the price falls below the Floor Price.

The Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) covering the Shares and is obligated to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within one hundred and twenty (120) days from the closing date.

In connection with the DEFA, the Company paid Auctus a total of $15,000.

Copies of the DEFA and the RRA are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference.  Al references to the DEFA and the RRA to this Current Report are qualified, in their entirety, by the text of such exhibits.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Drawdown Equity Financing Agreement, by and between Digitaltown, Inc. and Auctus Private Equity Fund, LLC.

10.2	Registration Rights Agreement by and between Digitaltown, Inc. and Auctus Private Equity Fund, LLC

99.1	Press Release dated December 5, 2010

SIGNATURES

Dated: December 6, 2010	DIGITALTOWN, INC By: /s/ Richard Pomije_______________ Richard Pomije Chief Executive Officer